Exhibit 99.1

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re Applied Optoelectronics, Inc. Derivative Litigation	Lead C.A. No. 4:18-cv-02713

This Document Relates to: ALL ACTIONS	Judge Sim Lake

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement (“Stipulation”) is made and entered into by the following Settling Parties, each by and through their respective counsel: (1) plaintiffs Lei Jin (“Jin”) and Yiu Kwong Ng (“Ng,” and together with Jin, “Derivative Plaintiffs”); stockholders Gene Holloway and David Bono (“Stockholders,” and collectively with Derivative Plaintiffs, “Plaintiffs”), who have pending inspection demands and a pending litigation demand with Applied Optoelectronics, Inc. (“Applied Optoelectronics” or the “Company”); (2) individual defendants Chih-Hsiang (“Thompson”) Lin, Stefan J. Murry, William H. Yeh, Alex Ignatiev, Richard B. Black, Min-Chu Chen, Alan Moore, Che-Wei Lin (collectively “Individual Defendants”); and (3) nominal defendant Applied Optoelectronics (collectively with Individual Defendants, “Defendants”) (“Settling Parties” refers collectively to Plaintiffs and Defendants).

This Stipulation, subject to the approval of this Court (the “Court”), is intended to fully, finally, and forever resolve, discharge, and settle any and all released claims upon the terms and subject to the conditions set forth herein.

I.       FACTUAL AND PROCEDURAL BACKGROUND

Plaintiffs allege that, inter alia, as early as February 23, 2017, the Individual Defendants engaged in misconduct by issuing and causing the Company to issue false and misleading statements and omissions regarding the Company’s capability to easily transition from manufacturing 40-gigabit-per-second transceivers to faster 100-gigabit-per-second transceivers, the market demand of which began to markedly increase towards the end of 2015.

A.       The Derivative Actions, Class Actions, and Stockholder Demands

On August 7, 2018, plaintiff Jin filed a Verified Shareholder Derivative Complaint on behalf of Applied Optoelectronics against the Individual Defendants in this action, formerly captioned Jin v. Lin, et al., Case No. 4:18-cv-02713, asserting claims for breaches of fiduciary duties, unjust enrichment, and for violations of Section 14(a) of the Securities Exchange Act of 1934. (D.I. 1). On September 25, 2018, plaintiff Jin and the Defendants filed a stipulation with the Court requesting the Court to stay the case until the entry of any order denying the motion to dismiss the amended complaint in a related class action pending in this Court, captioned Abouzied1 v. Applied Optoelectronics, Inc. et. al., Case No. 4:17-cv-02399 (the “Rougier Securities Class Action”). (D.I. 16). The Court issued an order staying the case on September 25, 2018. (D.I. 17).

In October 2018, three stockholders filed three new securities class actions in this Court alleging facts and claims separate and distinct from the allegations in the Rougier Securities Class Action. The Court consolidated these matters into lead case number 4:18-cv-3544, captioned as In re Applied Optoelectronics, Inc. Securities Litigation (the “Taneja Securities Class Action” and together with the Rougier Securities Class Action, the “Securities Class Actions”).

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1 The caption was subsequently amended as Rougier v. Applied Optoelectronics, Inc., et al.

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On December 18, 2018, plaintiff Ng filed his own Verified Shareholder Derivative Complaint on behalf of Applied Optoelectronics in the Court against the Individual Defendants in an action captioned Ng v. Lin, et al., Case No. 4:18-cv-4751 (the “Ng Action”), asserting the same claims as in plaintiff Jin’s complaint. (Ng D.I. 1).

On January 9, 2019, plaintiffs Jin and Ng (collectively, the “Derivative Plaintiffs”) filed an unopposed motion to consolidate the two derivative actions, and on January 11, 2019, the Court issued an order consolidating the Jin and Ng actions (the “Consolidated Derivative Action”). (D.I. 18, 21).

On January 9, 2019, the parties in the Consolidated Derivative Action filed a stipulation with the Court requesting the Court to stay the Consolidated Derivative Action pending resolution of a motion to dismiss in the Rougier Securities Class Action and a motion to dismiss in the Taneja Securities Class Action. (D.I. 19). On January 15, 2019, the Court entered an order based on the parties’ stipulation, staying the Consolidated Derivative Action until (1) the entry of any order denying the motion to dismiss the amended complaint in the Rougier Securities Class Action, or a final order dismissing the Rougier Securities Class Action with prejudice, and (2) the entry of any order denying the motion to dismiss the complaint in the Taneja Securities Class Action, or a final order dismissing the Taneja Securities Class Action with prejudice. (D.I. 22).

On March 27, 2019, Judge Vanessa D. Gilmore denied the motion to dismiss in the Rougier Securities Class Action, and on January 29, 2020, this Court dismissed the Taneja Securities Class Action with prejudice and entered a final judgment. (Rougier D.I. 81; Taneja D.I. 55).

On January 9, 2019, David Bono sent an inspection demand to Applied Optoelectronics pursuant to title 8, section 220 of the Delaware Code (“Section 220”), seeking to exercise his right as a stockholder to inspect specific books and records relating to allegations substantially similar to the allegations made in the Consolidated Derivative Action. The Company did not respond or allow Bono to inspect the requested books and records. On April 10, 2019, Bono filed a verified complaint in the Delaware Court of Chancery (“Court of Chancery”) seeking an order compelling inspection pursuant to Section 220. The parties to Bono’s Section 220 action executed a Confidentiality and Non-Disclosure Agreement on March 5, 2020, and the Defendants produced documents on July 4, 2020. Bono voluntarily dismissed his Section 220 action in the Court of Chancery on June 9, 2020, without prejudice.

On July 11, 2019, another Applied Optoelectronics stockholder, Gene Holloway, made a litigation demand on the Company’s Board of Directors (“Board”), directing the Board to investigate allegations substantially similar to the allegations made in the Consolidated Derivative Action. The Board responded to Holloway’s litigation demand on December 6, 2019. On February 4, 2020, Holloway sent an inspection demand to Applied Optoelectronics pursuant to Section 220, seeking to inspect specific books and records relating to the Board’s responses to Holloway’s litigation demand (Bono’s Section 220 inspection demand, Holloway’s Section 220 inspection demand, and Holloway’s litigation demand are collectively referred to as the “Demands”). On May 8, 2020, Holloway then filed a verified complaint in the Court of Chancery seeking an order compelling inspection pursuant to Section 220. The parties to Holloway’s Section 220 action executed a Confidentiality and Non-Disclosure Agreement on June 23, 2020, and the Defendants produced documents on July 4, 2020. Holloway voluntarily dismissed his 220 action in the Court of Chancery on June 25, 2020 without prejudice.

On June 24, 2020, Derivative Plaintiffs filed a notice with the Court in the Consolidated Derivative Action that the stay of proceedings terminated on January 29, 2020. (R.I. 26). On July 2, 2020, the parties to the Consolidated Derivative Action filed a stipulation with the court and, based on that stipulation, the Court entered an order on July 2, 2020 that (i) deemed the complaint filed in Ng v. Lin, et. al., Case No. 4:18-cv-4751 (S.D. Tex.) (the “Complaint”) to be the operative complaint in the Consolidated Derivative Action and (ii) entered a briefing schedule for responses to the Complaint. (D.I. 29).

The Court then entered several orders, based on stipulations by the parties, that extended the Briefing Schedule to allow the parties to pursue a potential settlement of the Consolidated Derivative Action. (D.I. 31, 33, 35, 37, 41).

On November 9, 2020, Derivative Plaintiffs and Defendants executed a Confidentiality and Non-Disclosure Agreement (“NDA”). Pursuant to the NDA, the Defendants produced approximately 1,800 pages of confidential documents on November 13, 2020.

On December 2, 2020, Defendants filed a motion to dismiss the Complaint in the Consolidated Derivative Action, and on December 7, 2020, the Derivative Plaintiffs filed a notice that they would file an amended complaint. (D.I. 38, 39).

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On January 13, 2021, the Derivative Plaintiffs filed their Verified Consolidated Amended Shareholder Derivative Complaint (“Consolidated Amended Complaint”). (D.I. 42). The Consolidated Amended Complaint included allegations based on documents produced by Defendants pursuant to the NDA.

On March 1, 2021, the Defendants filed their Motion to Dismiss Plaintiffs’ Consolidated Amended Complaint. (D.I. 46). On May 3, 2021, Plaintiffs submitted a Memorandum of Law in Opposition to Defendants’ Motion to Dismiss. (D.I. 49).

On June 4, 2021, the Court granted an extension to the Briefing Schedule on to allow settlement discussions to continue. (D.I. 54). The parties submitted a joint stipulation seeking a temporary stay in order to facilitate settlement, and on June 28, 2021, the Court entered an order granting the stipulation and staying all pending deadlines for thirty (30) days. (D.I. 55, 56).

B.       Settlement Negotiations

In March 2020, Derivative Plaintiffs and Defendants agreed to attend a mediation of the Consolidated Derivative Action. The mediation was set for May 21, 2020, with experienced Phillips ADR mediator Michelle Yoshida (the “Mediator”).

On April 27, 2020, Derivative Plaintiffs sent a settlement demand letter to Defendants that, inter alia, proposed a settlement framework that included a comprehensive set of corporate governance reforms designed to remedy perceived weaknesses in the Company’s internal controls. On July 24, 2020, the Stockholders sent their own settlement demand letter to Defendants.

On May 21, 2020, the Derivative Plaintiffs and Defendants participated in the full-day mediation via Zoom conference.

The mediation did not result in a settlement. The Settling Parties, including the Stockholders, with the assistance of the Mediator, engaged in settlement negotiations through numerous conference calls and other communications thereafter.

The Settling Parties were able to reach an agreement in principle on the substantive terms of the settlement, including the corporate governance reforms that Applied Optoelectronics would adopt as consideration for the settlement.

Following the Settling Parties’ agreement in principle on the substantive terms of the settlement, the Settling Parties separately negotiated the attorneys’ fees and expenses that would be payable by the Defendants’ insurer in recognition of the substantial benefits achieved through the settlement.

On June 26, 2021, the Settling Parties executed a memorandum of understanding that memorialized the terms of the settlement of the Consolidated Derivative Action and the Demands (“Memorandum of Understanding”), the terms of which are set forth in full in this Stipulation (the “Settlement”).

II.       PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe that the derivative claims in the Consolidated Derivative Action and the Demands have substantial merit, and Plaintiffs’ entry into this Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Consolidated Derivative Action or Demands. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the derivative claims against the Individual Defendants through trial and possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Consolidated Derivative Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the inherent problems of establishing standing in derivative litigation, and the possible defenses to the claims alleged in the Consolidated Derivative Action and the Demands.

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Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing and analyzing Applied Optoelectronics press releases, public statements, filings with the U.S. Securities and Exchange Commission (“SEC”); (ii) reviewing and analyzing securities analysts’ reports and advisories and media reports about the Company; (iii) reviewing and analyzing the pleadings contained in the Securities Class Actions; (iv) researching the applicable federal and state law with respect to the claims alleged and the potential defenses thereto; (v) preparing and filing initial complaints in the Consolidated Derivative Action; (vi) researching, preparing and sending the Demands and related correspondence; (vii) preparing and filing initial complaints in Holloway’s and Bono’s Section 220 actions in the Court of Chancery; (viii) reviewing internal documents produced by the Defendants pursuant to confidentiality and non-disclosure agreements; (ix) preparing and filing the Consolidated Amended Complaint; (x) researching and evaluating factual and legal issues relevant to the claims; (xi) preparing and filing the opposition to Defendants’ motion to dismiss the Consolidated Amended Complaint (xii) engaging in settlement negotiations with Defendants’ counsel regarding the specific facts, and perceived strengths and weaknesses of the Consolidated Derivative Action and the Demands, and other issues in an effort to facilitate negotiations; (xiii) research into the Company’s corporate governance structure in connection with settlement efforts; (xiv) preparing comprehensive written settlement demands and modified demands over the course of the Settling Parties’ settlement negotiations; (xv) participating in the full-day mediation; (xvi) negotiating and drafting the Memorandum of Understanding; and (xvii) negotiating and drafting this comprehensive Stipulation.

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Applied Optoelectronics. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of Applied Optoelectronics and have agreed to settle the Consolidated Derivative Action and the Demands upon the terms and subject to the conditions set forth herein.

III. DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants deny that they have committed or engaged in any wrongdoing or violation of law whatsoever. Defendants further deny each and all of the claims and contentions alleged by Plaintiffs in the Consolidated Derivative Action and the Demands. The Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Consolidated Derivative Action or the Demands.

Nonetheless, Defendants have concluded that it is desirable for the Consolidated Derivative Action and the Demands to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation. Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like this. Defendants have, therefore, determined that it is in the best interests of Applied Optoelectronics for the Consolidated Derivative Action and the Demands to be settled in the manner and upon the terms and conditions set forth in this Stipulation.

IV.           INDEPENDENT DIRECTOR APPROVAL

The members of Applied Optoelectronics’ Board, in exercising their business judgment, have unanimously approved this Settlement and each of its terms, including the Corporate Governance Reforms (defined herein) and the Fee and Expense Amount (defined herein), as in the best interests of Applied Optoelectronics and its stockholders.

V.              TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Settling Parties herein, in consideration of the benefits flowing to the parties from the Settlement, and subject to the approval of the Court, that the released claims shall be finally and fully compromised, settled, and released, and the Consolidated Derivative Action shall be dismissed with prejudice and with full preclusive effect as to all Settling Parties, upon and subject to the terms and conditions of this Stipulation, as set forth below.

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1. DEFINITIONS

As used in this Stipulation, the following terms have the meanings specified below:

1.1 “Applied Optoelectronics” or the “Company” means nominal defendant Applied Optoelectronics, Inc. and its affiliates, subsidiaries, predecessors, successors, and assigns.

1.2 “Board” means the Board of Directors of Applied Optoelectronics.

1.3 “Consolidated Derivative Action” means the above-captioned consolidated shareholder derivative action.

1.4 “Corporate Governance Reforms” means the corporate governance measures set forth in Exhibit A attached hereto, which the Company shall adopt, implement, and maintain, pursuant to and in accordance with this Stipulation.

1.5 “Court” means the United States District Court for the Southern District of Texas.

1.6 “Current Applied Optoelectronics Stockholders” means any Person or Persons who are record or beneficial owners of Applied Optoelectronics stock as of the date of this Stipulation, excluding the Individual Defendants, the officers and directors of Applied Optoelectronics, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which any of the Individual Defendants has or has had a controlling interest.

1.7 “Defendants” means the Individual Defendants and nominal defendant Applied Optoelectronics.

1.8 “Defendants’ Counsel” means Vinson & Elkins LLP.

1.9 “Defendants’ Released Claims” means all claims or causes of action (including known and Unknown Claims), including, but not limited to, any claims for damages, injunctive relief, interest, attorneys’ fees, expert, or consulting fees, and any and all other costs, expenses, or liabilities whatsoever, that could be asserted in any forum by any of the Released Persons against Defendants’ Released Persons, arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Consolidated Derivative Action, Demands or the Released Claims. “Defendants’ Released Claims” shall not include claims to enforce the terms of the Stipulation and/or the Judgment.

1.10 “Defendants’ Released Persons” means Plaintiffs, Plaintiffs’ Counsel, and each and all of their past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, subsidiaries, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other Person or entity acting or purporting to act for or on behalf of any Plaintiff or any counsel for any Plaintiff, and each of their respective predecessors, successors, and assigns, Applied Optoelectronics, and all Applied Optoelectronics stockholders (solely in their capacity as Applied Optoelectronics stockholders).

1.11 “Demands” means (i) the litigation demand made by Gene Holloway on the Board, and (ii) the inspection demands for books and records made by Gene Holloway and David Bono on Applied Optoelectronics pursuant to 8 Del. C. § 220.

1.12 “Effective Date” means the date by which all of the events and conditions specified in paragraph V(6.1) have been met and occurred.

1.13 “Final” means the expiration of all time to seek appeal or other review of the Judgment (defined herein), or if any appeal or other review of such Judgment is filed and not dismissed, after such Judgment is upheld on appeal in all material respects and is no longer subject to appeal, reargument, or review by writ of certiorari or otherwise.

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1.14 “Individual Defendants” means Chih-Hsiang (“Thompson”) Lin, Stefan J. Murry, William H. Yeh, Alex Ignatiev, Richard B. Black, Min-Chu Chen, Alan Moore, and Che-Wei Lin.

1.15 “Judgment” means the order and final judgment entered by the Court that dismisses the Consolidated Derivative Action pursuant to the Settlement, substantially in the form of Exhibit D attached hereto.

1.16 “Notice” means the Notice of Pendency and Proposed Settlement of Stockholder Derivative Action, substantially in the form of Exhibit C attached hereto.

1.17 “Person” means any natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, any business or legal entity, and any spouse, heir, legatee, executor, administrator, predecessor, successor, representative, or assign of any of the foregoing.

1.18 “Plaintiffs” means Derivative Plaintiffs Lei Jin and Yiu Kwong Ng, and Stockholders David Bono and Gene Holloway.

1.19 “Plaintiffs Releasing Parties” means Plaintiffs, Applied Optoelectronics, and each and every Applied Optoelectronics stockholder, for themselves and derivatively on behalf of Applied Optoelectronics, and for their heirs, successors, representatives, assigns, and beneficiaries, and for any Person or entity that could assert any of the Released Claims on their behalf.

1.20 “Plaintiffs’ Counsel” means The Brown Law Firm, P.C. and The Rosen Law Firm, as counsel for plaintiffs in the Consolidated Derivative Action; Robbins, LLP, as counsel for David Bono; and Johnson Fistel, LLP, as counsel for Gene Holloway.

1.21 “Preliminary Approval Order” means the [Proposed] Preliminary Approval Order entered by the Court that preliminarily approves the Settlement, authorizes the form and manner of providing notice of the Settlement to Current Applied Optoelectronics Stockholders, and sets a date for the Settlement Hearing, substantially in the form of Exhibit B attached hereto.

1.22 “Released Claims” means all claims or causes of action (including known and Unknown Claims), including, but not limited to, any claims for damages, injunctive relief, interest, attorneys’ fees, expert, or consulting fees, and any and all other costs, expenses, sums of money, or liabilities whatsoever, against any of the Released Persons that (i) were asserted or could have been asserted derivatively in the Consolidated Derivative Action or Demands; (ii) would have been barred by res judicata had the Consolidated Derivative Action been fully litigated to final judgment; (iii) that have been, could have been, or could in the future be, asserted derivatively in any forum or proceeding or otherwise against any of the Released Persons that concern, are based upon, involve, or arise out of, or relate to any of the subject matters, allegations, transactions, facts, events, occurrences, disclosures, representations, statements, omissions alleged, acts, failures to act, alleged mismanagement, misconduct, concealment, alleged misrepresentations, alleged violations of local, state or federal law, sale of stock, or other matters involved, set forth, or referred to, or could have been alleged in or encompassed by, the complaints in the Consolidated Derivative Action or Demands; or (iv) arise out of, relate to, or concern the defense, settlement, or resolution of the Consolidated Derivative Action, Demands or the Released Claims. “Released Claims” shall not include (i) claims to enforce the terms of the Stipulation and/or the Judgment, (ii) exclusively direct claims (i.e., as opposed to derivative claims) absent Applied Optoelectronics stockholders may have in an individual capacity against Defendants, or (iii) the direct claims made in the Rougier Securities Class Action.

1.23 “Released Persons” means Defendants’ counsel and each of Defendants and each and all of their past, present, or future family members, spouses, domestic partners, associates, affiliates, subsidiaries, parents, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, coinsurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other Person or entity acting or purporting to act for or on behalf of any Defendant, and each of their respective predecessors, successors, and assigns.

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1.24 “Settlement” means the settlement and compromise of the Consolidated Derivative Action and the Demands as provided for in this Stipulation.

1.25 “Settlement Hearing” means the hearing set by the Court to consider final approval of the Settlement.

1.26 “Settling Parties” means Plaintiffs, Individual Defendants, and Applied Optoelectronics.

1.27 “Stockholders” means Applied Optoelectronics stockholders David Bono and Gene Holloway.

1.28 “Unknown Claims” means any Released Claim(s) that any of the Plaintiffs Releasing Parties does not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims that, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons or might have affected his, her, or its decision whether to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Plaintiffs Releasing Parties shall expressly waive and relinquish, and each Current Applied Optoelectronics Stockholder shall be deemed to have and by operation of the Judgment shall have expressly waived and relinquished to the fullest extent permitted by law, the provisions, rights and benefits conferred by and under California Civil Code § 1542, and any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Plaintiffs Releasing Parties acknowledge that they and Current Applied Optoelectronics Stockholders may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Settling Parties that the Plaintiffs Releasing Parties and all Current Applied Optoelectronics Stockholders shall be deemed to and by operation of the Judgment shall completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, upon any theory of law or equity now existing or coming into existence in the future, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the Stipulation of which this release is a part.

2.               TERMS OF THE SETTLEMENT

2.1 Within sixty (60) days of entry of the Effective Date, the Board shall adopt resolutions, amend committee Charters, and/or adopt corporate governance guidelines to ensure adherence to the Corporate Governance Reforms, which are set forth in Exhibit A attached hereto, and which shall remain in effect for no less than five (5) years.

2.2 Applied Optoelectronics acknowledges and agrees that the filing, pendency, and settlement of the Consolidated Derivative Action and the Demands comprised the primary cause of the Company’s decision to adopt and implement the Reforms. Applied Optoelectronics acknowledges and agrees that the Reforms in their totality confer substantial benefits to Applied Optoelectronics and its stockholders.

3.               APPROVAL AND NOTICE

3.1 As soon as practicable, the Parties shall submit this Stipulation together with its exhibits to the Court and shall jointly apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current Applied Optoelectronics Stockholders; and (iii) a date for the Settlement Hearing.

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3.2 Within ten (10) business days after the entry of an order by the Court preliminarily approving the settlement, Applied Optoelectronics shall: (1) post a copy of the Notice and the Stipulation on the investor relations page of the Company’s website; (2) publish the Notice in Investor’s Business Daily or issue a press release with GlobeNewswire; and (3) file with the SEC the Notice and Stipulation as exhibits to an SEC Form 8-K. The Notice shall provide a link to the investor relations page on Applied Optoelectronics’s website where the Notice and Stipulation may be viewed, which page will be maintained through the date of the final settlement hearing. Applied Optoelectronics shall be solely responsible for paying the costs and expenses related to providing notice of the Settlement set forth in this paragraph or as otherwise required by the Court. The Parties believe the form and manner of the notice procedures set forth in this paragraph constitutes adequate and reasonable notice to Applied Optoelectronics stockholders pursuant to applicable law and due process.

3.3 Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and Current Applied Optoelectronics Stockholders are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim against any of the Released Persons.

4. ATTORNEYS’ FEES AND REIMBURSEMENT OF EXPENSES

4.1 In consideration of the substantial benefits conferred upon Applied Optoelectronics as a direct result of the Corporate Governance Reforms and Plaintiffs’ and Plaintiffs’ Counsel’s efforts in connection with the Consolidated Derivative Action and the Demands, and subject to Court approval, Defendants’ insurer shall pay to Plaintiffs’ Counsel, collectively, their attorneys’ fees and costs in the amount of five hundred and fifty thousand dollars ($550,000.00) (the “Fee and Expense Amount”).

4.2 The Fee and Expense Amount shall be paid to The Brown Law Firm, P.C.’s escrow account (“Escrow Account”) within twenty (20) business days after: (i) the date of entry of the Preliminary Approval Order, which amount, to the extent approved by the Court or (ii) the date on which Plaintiffs’ Counsel provides sufficient written payment instructions and tax information to Defendants’ Counsel (whichever is later) and shall be released from the Escrow Account once the Court enters the Judgment and an order approving the Fee and Expense Amount, notwithstanding any potential appeals, to Plaintiffs’ Counsel, pursuant to an allocation agreed to by Plaintiffs’ Counsel. Plaintiffs’ Counsel shall make no request to the court for (and hereby release any right they may otherwise have to seek) attorneys’ fees and/or costs beyond the Fee and Expense Amount.

4.3 In the event that the Judgment fails to become Final as defined in paragraph V(¶1.13), or to the extent that the Court does not approve Plaintiffs’ Counsel’s application for an award of attorneys’ fees and costs in the full amount of the Fee and Expense Amount, Plaintiffs’ Counsel must refund the Fee and Expense Amount to Defendants’ insurer within 20 business days from receiving notice from Defendants’ Counsel or from a court of appropriate jurisdiction.

4.4 Plaintiffs’ Counsel may apply to the Court for a service award of up to one thousand five hundred dollars ($1,500.00) for each of the Plaintiffs to be paid from the Fee and Expense Amount in recognition of Plaintiffs’ participation and effort in the prosecution of the Consolidated Derivative Action and the Demands (“Service Awards”). Defendants shall not object to the application for the Service Awards.

4.5 The procedure for and the allowance or disallowance by the Court of any application by Plaintiffs’ Counsel for fees and costs are not part of this Settlement, and are to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness, and adequacy of the Settlement. The Court’s awarding of any fees and costs is not a necessary term of this Settlement and it is not a condition of this Settlement that Plaintiffs’ Counsel’s application(s) for such fees and costs be approved by the Court in the amount of the Fee and Expense Amount or in any other amount whatsoever.

5.	RELEASES

5.1 Upon the Effective Date, the Plaintiffs Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons. Plaintiffs Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in the Settlement and/or the Judgment.

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5.2 Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of Defendants’ Released Persons from Defendants’ Released Claims. The Released Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Defendants’ Released Persons with respect to any of Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against Defendants’ Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment.

6.	CONDITIONS OF SETTLEMENT; EFFECT OF DISAPPROVAL, CANCELLATION, OR TERMINATION

6.1 The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

a.                Court approval of the content and method of providing notice of the proposed Settlement to Current Applied Optoelectronics Stockholders, and the subsequent dissemination of the notice of the proposed Settlement to Current Applied Optoelectronics Stockholders;

b.               Court entry of the Judgment, in all material respects in the form set forth as Exhibit D annexed hereto, approving the Settlement and dismissing the Consolidated Derivative Action with prejudice, without awarding costs to any party, except as provided herein;

c.                payment of the Fee and Expense Amount in accordance with paragraph V(4.2); and

d.               the passing of the date upon which the Judgment becomes Final.

6.2 If any of the conditions specified above in paragraph V(6.1) are not met, then this Stipulation shall be canceled and terminated subject to paragraph V(6.3), unless counsel for the Settling Parties mutually agree in writing to proceed with this Stipulation.

6.3 If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms: (a) all Settling Parties shall be restored to their respective positions in the Consolidated Derivative Action and the Demands as of August 26, 2021 (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Amount paid to Plaintiffs’ Counsel shall be refunded and returned within twenty (20) business days; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Consolidated Derivative Action, the Demands, or in any other action or proceeding. In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Consolidated Derivative Action, the Demands, or in any other proceeding for any purpose.

7. MISCELLANEOUS PROVISIONS

7.1 The Settling Parties: (i) acknowledge that it is their intent to consummate the Settlement; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Settlement and to exercise their reasonable best efforts to accomplish the foregoing terms and conditions of the Settlement. In the event that any dispute arises between the Settling Parties regarding such efforts, they shall attempt to resolve the dispute in good faith.

7.2 In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.

7.3 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Consolidated Derivative Action, the Demands, and any and all claims released herein.

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7.4 Nothing in this Stipulation, or any other settlement-related documents or communications, constitutes an admission that any claim which was brought or could have been brought in the Consolidated Derivative Action or asserted in the Demands has or lacks any merit whatsoever, or that Defendants have committed or engaged in any violation of law or wrongdoing whatsoever.

7.5 This Stipulation shall not be deemed to prejudice any of the positions of any of the Parties.

7.6 Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment (defined herein), nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

7.7 Defendants may file this Stipulation and/or any judgment memorializing the terms of this Stipulation in any action that has or may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

7.8 This Settlement may not be terminated, modified, or amended, except by an agreement in writing signed by the Settling Parties.

7.9 This Stipulation shall be construed as if the Settling Parties collectively prepared it and any uncertainty or ambiguity shall not be interpreted against any of the Settling Parties.

7.10 This Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Texas, and shall be governed by, construed, and enforced in accordance with the laws of the State of Texas without regard to any state’s principles, policies, or provisions governing choice of law.

7.11 This Stipulation and the exhibits attached hereto contain the entire understanding of the Settling Parties concerning the subject matter hereof and supersede any and all prior agreements, discussions, or negotiations of the Settling Parties, whether oral or in writing.

7.12 The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein. In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

7.13 This Settlement may be executed in any number of counterparts with the same effect as if all Settling Parties had executed the same document. All such counterparts shall be construed together and shall constitute one instrument. A facsimile or electronic (e.g., PDF format) copy of this Settlement as executed shall be deemed an original.

7.14 Subject to, and conditional on, the Court’s final approval of the Settlement contemplated herein, the Settling Parties agree that each has complied fully with the applicable requirements of good faith litigation. The parties to the Consolidated Derivative Action shall not take the position that the Consolidated Derivative Action was brought or defended in bad faith or in violation of Rule 11 of the Federal Rules of Civil Procedure.

7.15 No representations, warranties, or inducements have been made to any of the Settling Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

7.16 Any dispute arising out of or relating to the Settlement shall be resolved by the Mediator, or by a mutually agreed upon private neutral, first by way of mediation and, if unsuccessful, then by way of final, binding, non-appealable resolution.

7.17 The Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Judgment and to consider any matters or disputes arising out of or relating to the Settlement, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment, and for matters or disputes arising out of or relating to the Settlement.

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IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed by their duty authorized attorneys and dated August 26, 2021.

Agreed to this 26 day of August, 2021:

THE BROWN LAW FIRM, P.C.	VINSON & ELKINS LLP

By: /s/ Timothy Brown	By: /s/ Jeffrey S. Johnston

Timothy Brown 767 Third Avenue, Suite 2501 New York, New York 11771 Telephone: 516-922-5427	Jeffrey S. Johnston 1001 Fannin, Suite 2500 Houston, Texas 77002 Telephone: 713-758-2198

Co- Lead Counsel for Plaintiffs	Counsel for Defendants

THE ROSEN LAW FIRM, P.A.

By: /s/ Phillip Kim

Phillip Kim 275 Madison Avenue, 40th Floor New York,NY 10016 Telephone: 212-686-1060

Co- Lease Counsel for Plaintiffs

JOHNSON FISTEL, LLP

By: /s/ Michael Fistel, Jr.

Michael Fistel, Jr. 40 Powder Springs Street Marietta,Georgia 60064 Telephone: 470063206000

Counsel for Stockholder Gene Holloway

ROBBINS, LLP

By: /s/ Shane Sanders

Shane Sanders 5040 Shoreham Place San Diego,CA 92122 Telephone: 619-525-3990

Counsel for Stockholder David Bono

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IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

In re Applied Optoelectronics, Inc. Derivative Litigation	Lead C.A. No. 4:18-cv-02713

This Document Relates to: ALL ACTIONS	Judge Sim Lake EXHIBIT A

CORPORATE GOVERNANCE REFORMS

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Within sixty (60) days of issuance of an order approving the settlement of the above-captioned action, In re Applied Optoelectronics, Inc. Derivative Litigation, Lead C.A. No. 4:18-cv-02713 (S.D. Tex.) (the "Consolidated Derivative Action")1 and Demands by the Court, the Board of Directors (“Board”) of Applied Optoelectronics, Inc. (“AOI” or the “Company”) shall adopt resolutions, amend committee Charters, or adopt corporate governance guidelines to ensure adherence to the Corporate Governance Reforms set forth below (“Reforms”), which shall remain in effect for no less than five (5) years.

AOI acknowledges and agrees that the filing, pendency, and settlement of the Consolidated Derivative Action, and the Demands, comprised the primary cause of the Company’s decision to adopt and implement the Reforms. AOI acknowledges and agrees that the Reforms in their totality confer substantial benefits to AOI and AOI’s shareholders.

Independent director Elizabeth Loboa was added to the Board after the filing of the Consolidated Derivative Action and Plaintiffs proposed to resolve the Consolidated Derivative Action. AOI agrees not to contest Plaintiffs’ and the Shareholders’ contention that filing, pendency, and proposal to settle the Consolidated Derivative Action, and the Demands, comprised a precipitating material factor in the Company’s decision to add Ms. Loboa to the Board. AOI acknowledges and agrees that the addition of Ms. Loboa to the Board confers substantial benefits to AOI and AOI’s shareholders.

Cynthia (Cindy) DeLaney has been nominated as a candidate to be elected to serve as an independent director on AOI’s Board at the 2021 Annual Meeting of the Stockholders after the parties to the Consolidated Derivative Action participated in a mediation on May 21, 2020 and after Plaintiffs and the Shareholders sent to Defendants their settlement demands, which, inter alia, demanded the appointment of new independent directors to AOI’s Board. AOI acknowledges and agrees that the Company’s decision to nominate Ms. Delaney to the Board was made as part of the Reforms set forth below for which the filing, pendency, and settlement of the Consolidated Derivative Action, and the Demands, comprised the primary cause. AOI acknowledges and agrees that the addition of Ms. Delaney to the Board will confer substantial benefits to AOI and AOI’s shareholders.

I.	FORMALIZING RISK MANAGEMENT OVERSIGHT AND THE DISCLOSURE COMMITTEE

AOI shall amend the Audit Committee Charter to formalize that the Audit Committee is primarily responsible for oversight of the Company’s risk management policies and oversight of the operation of the Company’s risk management framework working with both the whole Board and with the standing committees of the Board that address risks associated with their respective areas of oversight.

(a)       The Audit Committee is responsible for:

________________________

1 All capitalized terms herein have the same meanings as set forth in the Stipulation and Agreement of Settlement dated August 26, 2021 (the "Stipulation").

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•	Overseeing the monitoring and assessing of risk exposure in AOI’s strategic plans, development programs, corporate goals and operating plans;

•	Overseeing the monitoring of AOI’s internal risk assessment and internal reporting conducted by AOI employees; and,

•	Overseeing the identification of material risks relating to AOI’s compliance with all applicable laws and regulations, including those related to public disclosures.

(b)             To equip the Audit Committee to be sufficiently informed to effectively fulfill these responsibilities, the Audit Committee shall receive and review regular reports from the CCO. The Audit Committee shall also have free access to management and Company employees for the purpose of identifying material risks relating to AOI’s aforesaid compliance.

(c)             The Audit Committee shall be responsible for reviewing the Company’s periodic public reports to promote the proper disclosure of risks and risk factors.

(d)             The Audit Committee shall report compliance issues that may have significant financial implications or that are sufficiently material to trigger a disclosure obligation to the Board.

(e)             The Audit Committee has the authority to retain separate and independent advisors or counsel to aid in fulfilling its responsibilities under its charter, which shall be at AOI’s expense.

AOI shall also amend the charter for the Company’s Disclosure Committee, as necessary, to make clear that:

•	The Disclosure Committee shall include, at a minimum, the chief financial officer, the chief strategy officer, the general counsel, the chief compliance officer, the senior vice president and general manager of North America, the senior vice president and general manager of Asia, the vice president of finance and controller, and the accounting manager.

•	The Disclosure Committee shall hold regular meetings prior to the preparation and filing of the Company’s annual financial statements, and additional meetings from time to time as directed by the Disclosure Committee Chairperson.

•	The Chairman of the Disclosure Committee shall meet with the Audit Committee at least once each quarter and more frequently if necessary, to discuss the disclosure function and any specific disclosure issues of particular importance;

•	The Disclosure Committee Chairperson shall report any concerns regarding disclosure issues to the Audit Committee, including any attempt by an employee, director, or consultant to improperly influence the Disclosure Committee.

•	Disclosure Committee will coordinate, as necessary, with AOI’s independent auditors, outside counsel, and the Audit Committee and periodically report to the chief financial officer and the chairman of the Audit Committee.

II.       IMPROVEMENTS TO CHIEF COMPLIANCE OFFICER POSITION

The Board will approve a job description that outlines the responsibilities of the CCO as follows:

a)               The CCO shall be responsible for oversight and administration of AOI’s corporate governance policies (including the Code of Business Conduct and Ethics), fostering a culture that integrates compliance and ethics into business processes and practices through awareness and training, maintaining and monitoring a system for accurate public and internal disclosures, and reporting and investigating potential compliance and ethics concerns;

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b)               The CCO shall report to the Audit Committee on a regular basis and shall report promptly any allegations of compliance and ethics concerns or financial fraud or reporting violations;

c)               The CCO shall be primarily responsible for managing AOI’s ethics and compliance program and for assisting the Board in fulfilling its oversight duties with regard to AOI’s compliance with applicable laws and regulations, and the dissemination of true and accurate information. In this regard, the CCO shall report directly to the Audit Committee and work with other Board committees as appropriate to facilitate the Board’s oversight responsibilities;

d)               The CCO shall work with the Audit Committee to evaluate and define the goals of AOI’s ethics and compliance program in light of trends and changes in laws which may affect AOI’s compliance with laws relating to disclosure of the Company’s risk exposure;

e)               The CCO shall manage and oversee AOI’s ethics and compliance program, implement procedures for monitoring and evaluating the program’s performance, and communicate with and inform the Audit Committee regarding progress toward meeting program goals;

f)                The CCO shall advise the Audit Committee and act as the liaison between that committee, AOI’s executive officers, and the Board, in which capacity the CCO shall (i) be primarily responsible for assessing organizational risk for misconduct and noncompliance with applicable laws and regulations, (ii) promptly report material risks relating to compliance or disclosure issues to the Chairman and the Lead Independent Director, and (iii) make written recommendations for further evaluation and/or remedial action as requested by the Board;

g)               The CCO shall perform an independent review of AOI’s draft quarterly and annual reports filed with the SEC on Forms 10-Q and 10-K, and related materials prior to their publication to promote (i) the accuracy, completeness and timeliness of disclosures relating to risk exposure, (ii) the identification and disclosure of any material risks to AOI’s compliance with applicable laws and regulations, and (iii) accurate reporting of any material issues that may merit disclosure to the Audit Committee;

h)               The CCO shall review and approve AOI’s quarterly press releases and related materials prior to their publication to promote the accuracy, completeness, and timeliness of disclosures, and any material risks to AOI’s compliance with applicable laws and regulations, and reporting any material issues that may merit disclosure to the Audit Committee;

i)                The CCO shall work with the Audit Committee to evaluate the adequacy of AOI’s internal controls over compliance and developing proposals for improving these controls. This includes meeting with the Audit Committee once every quarter to discuss ongoing and potential litigation and compliance issues;

j)                The CCO shall oversee employee training in risk assessment and compliance; and

k)               The CCO shall act as a resource for AOI’s employees, and AOI’s employees shall be informed of the same, including by amending the Code of Business Conduct and Ethics, which shall state the same.

III. IMPROVEMENTS TO THE AUDIT COMMITTEE CHARTER

AOI shall adopt a resolution to amend the Audit Committee Charter. The amended Audit Committee Charter shall be posted on the Company’s website. The Audit Committee Charter shall be amended as follows:

a)       The Audit Committee shall meet at least four times annually. The Audit Committee shall meet as necessary prior to the commencement and after the completion of the annual audit and prior to the filing with the SEC of each quarterly report on Form 10-Q and each annual report on Form 10-K. Each meeting must include an executive session where only independent directors are present;

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b)       The Chairperson of the Audit Committee shall meet regularly with the outside auditors, including before the filing of AOI’s quarterly and annual reports with the SEC;

c)       In accordance with the Code of Business Conduct and Ethics, the Audit Committee shall continue to oversee the maintenance and oversight of AOI’s anonymous Compliance Hotline and website portal. The Code of Business Conduct and Ethics shall require that:

i.	The contact information for the hotline and website portal shall be conspicuously and widely posted by AOI on its website and elsewhere so as to be available to not only employees, but also to clients, vendors, and other third parties.

ii.	The hotline, email and website portal shall be promoted as providing an anonymous communication channel for employees and other stakeholders to report their concerns regarding, among other things, the integrity of AOI’s public disclosures, internal controls, auditing, the conditions in AOI’s manufacturing facilities, financial reporting, accounting matters, and insider sales.

d)       In addition, the Audit Committee, CCO, and AOI’s Legal Department shall require that the non-retaliation policies described in AOI’s Code of Business Conduct and Ethics at Paragraph 8 are strictly complied with in order to protect any AOI employee who reports a complaint via the hotline, email or website; and

e)       Section VII of the Audit Committee Charter shall clarify that the Audit Committee, will oversee management’s implementation and maintenance of a system of internal controls over accounting and financial reporting systems to support the integrity, accuracy, completeness, and timeliness of the Company’s financial statements and related public filings and disclosures.

(f)       In addition to the above amendments to the Audit Committee Charter, the Audit Committee will also:

•	Require that the Chief Financial Officer (“CFO”) oversee training for employees involved in (i) preparing the Company’s public statements; and (ii) making the Company’s public statements. Such training shall include, but not be limited to, coverage of pertinent GAAP principles and the laws and regulations regarding public disclosures;

•	Review with the Chairman of the Disclosure Committee any financial statements, including but not limited to, any Form 10-Q, Form 10-K, and annual Proxy Statement issued by the Company to ensure accurate disclosures; and

•	Utilize as its independent auditor only a PCAOB-registered accounting firm that complies with the SEC’s lead audit partner rotation requirements.

IV.	IMPROVEMENTS TO THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

AOI shall adopt a resolution to amend the Nominating and Corporate Governance Committee Charter. The amended Nominating and Corporate Governance Committee Charter shall be posted on the Company’s website. The Nominating and Corporate Governance Committee Charter shall be amended as follows:

a)               The Nominating and Corporate Governance Committee is charged with identifying, vetting, and recommending candidates for election to the Board, and, when reasonably possible, each Committee member will conduct a face-to-face interview with prospective candidates and obtain a background check before recommending a candidate to the Board;

b)               In accordance with its duties to develop principles of corporate governance and recommend such principles to the Board, the Nominating and Corporate Governance Committee shall require that any agreed upon corporate governance principles or guidelines are widely available to the public, through the Company’s website or otherwise;

A-5

c)               The Nominating and Corporate Governance Committee shall work with the Audit Committee in fulfilling its duties related to the Company’s corporate governance principles and oversight of the Company’s compliance with applicable laws and regulations;

d)               All directors, in advance of accepting an invitation to serve on another public company board, shall advise the Chairman of the Nominating and Corporate Governance Committee, to allow an assessment to be made of, among other things, the potential impact of such service on the director’s time and availability, potential conflict of interest issues and the director’s status as an independent director;

e)               In order to avoid any potential conflict of interest, directors will not accept a seat on any additional public company board without first obtaining the approval of the Nominating and Corporate Governance Committee; and

f)                The Nominating and Corporate Governance Committee shall consider diversity (based on factors commonly associated with diversity such as race, ethnicity, nationality, gender identity and expression, sexual orientation, religion and disability, as well as on broader principles such as diversity of perspective and experience) in evaluating candidates for the Board.

V.       IMPROVEMENTS TO THE COMPENSATION COMMITTEE CHARTER

AOI shall adopt a resolution to amend Section VII of the Compensation Committee Charter. The amended Compensation Committee Charter shall be posted on the Company’s website. The Compensation Committee Charter shall require the following, at a minimum:

a)               The Compensation Committee shall receive annually a report listing all trades in AOI securities engaged in by Section 16 officers; and

b)               In determining, setting, or approving annual short-term and long-term executive officer compensation arrangements, the Compensation Committee shall take into account, after seeking input from the Chairs of the Audit Committee and Disclosure Committee, and the CCO, the particular executive’s performance as it relates to both legal compliance and compliance with the Company’s internal policies and procedures. This shall not affect payments or benefits that are required to be paid pursuant to the Company’s plans, policies, or agreements.

VI.       EXECUTIVE REPORTS

At each regularly scheduled Board meeting, the CFO shall meet with the Board and provide a report as to the Company’s financial condition and prospects, including, but not limited to, a discussion of all reasons for material increases in expenses and liabilities, if any, and material decreases in revenues and earnings, if any, management plans for ameliorating or reversing such negative trends and the success or failure of any such plans presented in the past. The CEO, CFO, and CCO shall make reports to the Board regarding their respective areas of responsibility at least quarterly and shall meet at least quarterly with the Board.

VII. EMPLOYEE TRAINING IN RISK ASSESSMENT AND COMPLIANCE AOI shall amend its Code of Business Conduct and Ethics as follows:

a)               The CCO shall be charged with oversight of training pursuant to this provision;

b)               Training shall be mandatory for all directors, officers, and employees AOI. Training shall be annual for all such persons, and in the event a person is appointed or hired after the annual training for a particular year, a special training session shall be held for such individual. Training shall include coverage of compliance with the Code of Business Conduct and Ethics (including prohibitions on “insider trading”) and company policies relevant to their work performed for AOI (“AOI’s Policies”); and

c)       Training shall be in person where practicable. In the limited circumstances where training in person is not possible, training should internet-based training. Upon completion of training, the person receiving the training shall provide a certification as to his or her receipt and understanding of the obligations under AOI’s Policies. Each certification shall be maintained by the CCO for a period of five (5) years from the date it was executed.

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VIII.      DIRECTOR EDUCATION

AOI shall amend its Code of Business Conduct and Ethics to require that each member of the Board annually attend continuing education programs on compliance.

IX.           INSIDER TRADING CONTROLS

The Company’s insider trading policy is not widely available on its website. To the extent the following does not conform to existing policy, the policy shall be amended. The Board shall require all 10b5-1 trading plans (“Trading Plans”) be structured pursuant to the following rules:

a)               In order to minimize the risk of Trading Plans being adopted when insiders are in possession of material nonpublic information, such plans shall be adopted only during “open window” periods;

b)               All Trading Plans shall be entered into in good faith by the plan enrollee at a time when said enrollee was not in possession of material nonpublic information about the Company or as part of an attempt to evade the prohibitions of the Insider Trading Policy or the insider trading laws;

c)               The Trading Plans must trade according to specific instructions or formulae with regard to amount, price, and date of transactions (i.e., an insider may not give his or her broker the right to determine whether and how to make transactions); and

d)               All Trading Plans and any amendments thereto shall be pre-cleared by AOI’s 10b-5(1) Plan Review Committee.

e)               In addition, the Board shall prohibit forward sales, prepaid variable forward contracts, and any similar hedging arrangements by any insiders.

f)                The Insider Trading Policy shall outline procedures for the submission of complaints from AOI employees regarding actual or potential violations of the Insider Trading Policy.

g)               The Nominating and Governance Committee shall be responsible for direct oversight of the Insider Trading Policy and shall have regular access to the General Counsel and Chief Compliance Officer, including the opportunity to meet with those executive officers outside of the presence of any other senior executives.

X. WHISTLEBLOWERS

AOI shall expand the Compliance Hotline and Whistleblower section of the Code of Business Conduct and Ethics to (a) emphasize the role of the CCO and directions as to how to contact the CCO, (b) emphasize that nothing in the Code of Business Conduct and Ethics restricts an employee’s exercise of rights provided under, or participation in, “whistleblower” programs of the SEC or any other applicable regulatory agency or governmental entity, or good faith reporting of possible violations of applicable law to any Government Body, including cooperating with a Government Body in any governmental investigation regarding possible violations of applicable law, and (c) more specifically define retaliation, emphasize the Company’s prohibition of retaliation and commitment to take disciplinary action against any party who engages in retaliation, and encourage employees to report on incident of retaliation.

The Company shall remind employees of whistleblower options and whistleblower protections in employee communications provided at least annually.

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IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

In re Applied Optoelectronics, Inc. Derivative Litigation	Lead C.A. No. 4:18-cv-02713

This Document Relates to: ALL ACTIONS	Judge Sim Lake EXHIBIT B

[PROPOSED] PRELIMINARY APPROVAL ORDER

B-1

This matter came before the Court for a hearing on____, 2021. Plaintiffs have made an unopposed motion, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, for an order: (i) preliminarily approving the proposed settlement ("Settlement") of shareholder derivative claims, in accordance with the Stipulation and Agreement of Settlement dated August 26, 2021 (the "Stipulation"); and (ii) approving the form and manner of providing the notice of the Settlement to Current Applied Optoelectronics Stockholders.1

WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, including, but not limited to a proposed Settlement and dismissal of the above-captioned action, titled In re Applied Optoelectronics, Inc. Derivative Litigation, Lead C.A. No. 4:18-cv-02713 (S.D. Tex.) with prejudice as to the Released Persons (the "Consolidated Derivative Action");

WHEREAS, the Court having: (i) read and considered Plaintiffs' Unopposed Motion for Preliminary Approval of Shareholder Derivative Settlement together with the accompanying Memorandum; and (ii) read and considered the Stipulation, as well as all the exhibits attached thereto;

WHEREAS, the Court finds, upon a preliminary evaluation, that the proposed Settlement falls within the range of possible approval criteria, as it provides a beneficial result for Applied Optoelectronics, Inc. ("Applied Optoelectronics" or the "Company") and appears to be the product of serious, informed, non-collusive negotiations overseen by an experienced mediator; and

_______________________

1 Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation.

B-2

WHEREAS, the Court also finds, upon a preliminary evaluation, that Applied Optoelectronics stockholders should be apprised of the Settlement through the proposed form of notice, allowed to file objections, if any, thereto, and appear at the Settlement Hearing.

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:

1.               This Court, for purposes of this Preliminary Approval Order, adopts the definitions set forth in the Stipulation.

2.               This Court preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate.

3.               A hearing shall be held on ____________ , 2021 at ____ _.m., before the Honorable Sim Lake, at the U.S. District Court for the Southern District of Texas, Houston Division, Bob Casey United States Courthouse, 515 Rusk Avenue, Houston, Texas 77002 (the "Settlement Hearing"), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the form and manner of the notice of the Settlement fully satisfied the requirements of Rule 23.1 of the Federal Rule of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount should be approved; and (v) such other matters as the Court may deem appropriate.

4.               The Court finds that the form, substance, and dissemination of information regarding the proposed Settlement in the manner set out in this Preliminary Approval Order constitutes the best notice practicable under the circumstances and complies fully with Rule 23.1 of the Federal Rules of Civil Procedure and due process.

5.               Within ten (10) business days after the entry of this Preliminary Approval Order, Applied Optoelectronics shall cause the Stipulation and Notice to be filed with the U.S. Securities and Exchange Commission ("SEC") as exhibits to an SEC Form 8-K, Applied Optoelectronics shall publish the Notice in Investor’s Business Daily or issue a press release with GlobeNewswire, and Applied Optoelectronics shall also publish the Stipulation and Notice on an internet page that Applied Optoelectronics shall create for this purpose, which page will be maintained through the date of the final settlement hearing, and which shall be accessible via a link on the "Investor Relations" page of Applied Optoelectronics' website, the address of which shall be contained in the Notice.

6.               All costs incurred in the filing and publication of the Notice shall be paid by Applied Optoelectronics, and Applied Optoelectronics shall undertake all administrative responsibility for the filing and publication of the Notice.

7.               At least thirty (30) calendar days prior to the Settlement Hearing, Defendants' Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing, publishing, and posting the Notice as provided for in paragraph 5 of this Preliminary Approval Order.

8.               All Applied Optoelectronics stockholders shall be subject to and bound by the provisions of the Stipulation and the releases contained therein, and by all orders, determinations, and judgments in the Action concerning the Settlement, whether favorable or unfavorable to Applied Optoelectronics stockholders.

9.               Pending final determination of whether the Settlement should be approved, Plaintiffs and Current Applied Optoelectronics Stockholders shall not commence or prosecute against any of the Released Persons any action or proceeding in any court or tribunal asserting any of the Released Claims.

10.          Any stockholder of Applied Optoelectronics common stock may appear and show cause, if he, she, or it has any reason why the Settlement embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why a judgment should or should not be entered thereon, or the Fee and Expense Amount or service awards should not be awarded. However, no Applied Optoelectronics stockholder shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Judgment to be entered thereon, unless that Applied Optoelectronics stockholder has caused to be filed, and served on counsel as noted below, written objections stating all supporting bases and reasons for the objection, names of any witness(es) the Applied Optoelectronics stockholder intends to call to testify at the Settlement Hearing and the subject(s) of their testimony, whether the Applied Optoelectronics stockholder intends to appear at the Settlement Hearing, and setting forth proof of current ownership of Applied Optoelectronics stock and ownership of Applied Optoelectronics stock as of August 26, 2021 as well as documentary evidence of when such stock ownership was acquired.

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11.          At least fourteen (14) calendar days prior to the Settlement Hearing set for _____________, 2021, any such person must file the written objection(s) and corresponding materials with the Clerk of the Court, U.S. District Court for the Southern District of Texas, Houston Division, Bob Casey United States Courthouse, 515 Rusk Avenue, Houston, Texas 77002 and serve such materials by that date, to each of the following Settling Parties' counsel:

Counsel for Plaintiffs:	Counsel for Defendants:

Phillip Kim THE ROSENLAW FIRM, P.A. 275 Madison Avenue, 40th Floor New York, NY 10016	Jeffrey S. Johnston Robert Ritchie VINSON & ELKINS, LLP 1001 Finnin, Suite 2500
Telephone: (212) 686-1060	Houston, Texas 77002
Facsimile: (212) 202-3827	Telephone: (713) 758-2198
Email: pkim@rosenlegal.com	Facsimile: (713) 615-5920
Email: jjohnston@velaw.com

Timothy Brown

THE BROWN LAW FIRM, P.C.

767 Third Avenue, Suite 2501

New York, New York 10017

Telephone: (516) 922-5427

Facsimile: (516) 344-6204

Email: tbrown@thebrownlawfirm.net

12.          Only Applied Optoelectronics stockholders who have filed with the Court and sent to the counsel in paragraph 11 of this Preliminary Approval Order valid and timely written notices of objection will be entitled to be heard at the hearing unless the Court orders otherwise.

13.          Any Person or entity who fails to appear or object in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement and to the Fee and Expense Amount and service awards, unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered and the releases to be given as set forth in the Stipulation.

14.          Plaintiffs shall file their motion for final approval of the Settlement at least twenty-one (21) calendar days prior to the Settlement Hearing. If there is any objection to the Settlement, Plaintiffs shall file a response to the objection(s) at least seven (7) calendar days prior to the Settlement Hearing.

15.          All proceedings in the Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of this Stipulation.

16.          This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to Applied Optoelectronics stockholders.

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17.          Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or Released Persons, or of the validity of any Released Claims; or (ii) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein.

18.       The Court reserves: (i) the right to approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Applied Optoelectronics stockholders; (ii) the right to continue or adjourn the Settlement Hearing from time to time or by oral announcement at the hearing or at any adjournment thereof, without further notice to Applied Optoelectronics stockholders; and (iii) and the right to hold the Settlement Hearing telephonically or by videoconference without further notice to Applied Optoelectronics stockholders. Any Applied Optoelectronics stockholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court's calendar and/or the website of Applied Optoelectronics at www.ao-inc.com for any change in date, time or format of the Settlement Hearing. The Court retains jurisdiction to consider all further applications arising out of or connected with the Settlement.

IT IS SO ORDERED.

DATED:

________________________________________

HONORABLE SIM LAKE

UNITED STATES DISTRICT JUDGE

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IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

In re Applied Optoelectronics, Inc. Derivative Litigation	Lead C.A. No. 4:18-cv-02713

This Document Relates to: ALL ACTIONS	Judge Sim Lake EXHIBIT C

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF

SHAREHOLDER DERIVATIVE ACTION

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TO:	ALL OWNERS OF THE COMMON STOCK OF APPLIED OPTOELECTRONICS ("APPLIED OPTOELECTRONICS" OR THE "COMPANY") CURRENTLY AND AS OF AUGUST 26, 2021 ("CURRENT APPLIED OPTOELECTRONICS STOCKHOLDERS"):

THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE LITIGATION. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE AN APPLIED OPTOELECTRONICS STOCKHOLDER, THIS NOTICE CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the U.S. District Court for the Southern District of Texas, Houston Division (the "Court"), that a proposed settlement has been reached resolving the following shareholder derivative litigation brought on behalf and for the benefit of Applied Optoelectronics, captioned In re Applied Optoelectronics, Inc. Derivative Litigation, Lead C.A. No. 4:18-cv-02713 (S.D. Tex.) (the "Consolidated Derivative Action").1

As explained below, A hearing will be held on_________, 2021 at ____ _.m., before the Honorable Sim Lake, at the U.S. District Court for the Southern District of Texas, Houston Division, Bob Casey United States Courthouse, 515 Rusk Avenue, Houston, Texas 77002 (the "Settlement Hearing"), at which the Court will determine whether to approve the Settlement. You have an opportunity to be heard at this hearing.

The terms of the settlement are set forth in the Stipulation and summarized in this Notice. If approved by the Court, the Settlement will fully resolve the Consolidated Derivative Action, including the dismissal of the Consolidated Derivative Action with prejudice. For a more detailed statement of the matters involved in the Consolidated Derivative Action and related litigation and inspection demands, the Settlement, and the terms discussed in this Notice, the Stipulation may be inspected at the Clerk of Court's office, U.S. District Court for the Southern District of Texas, Houston Division, Bob Casey United States Courthouse, 515 Rusk Avenue, Houston, Texas 77002. The Stipulation is also available for viewing on the website of Applied Optoelectronics at http://investors.ao-inc.com/. For a fee, all papers filed in the Consolidated Derivative Action are available at www.pacer.gov.

This Notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Consolidated Derivative Action, but is merely to advise you of the pendency and settlement of the Consolidated Derivative Action.

THERE IS NO CLAIMS PROCEDURE. This case was brought to protect the interests of Applied Optoelectronics. The Settlement will result in changes to the Company's corporate governance, not in payment to individuals, and accordingly, there will be no claims procedure.

I.       RELEVANT FACTUAL AND PROCEDURAL BACKGROUND

Plaintiffs allege that, inter alia, as early as February 23, 2017, the Individual Defendants engaged in misconduct by issuing and causing the Company to issue false and misleading statements and omissions regarding the Company’s capability to easily transition from manufacturing 40-gigabit-per-second transceivers to faster 100-gigabit-per-second transceivers, the market demand of which began to markedly increase towards the end of 2015.

A.       The Derivative Actions, Class Actions, and Stockholder Demands

On August 7, 2018, plaintiff Jin filed a Verified Shareholder Derivative Complaint on behalf of Applied Optoelectronics against the Individual Defendants in this action, formerly captioned Jin v. Lin, et al., Case No. 4:18-cv-02713, asserting claims for breaches of fiduciary duties, unjust enrichment, and for violations of Section 14(a) of the Securities Exchange Act of 1934. (D.I. 1). On September 25, 2018, plaintiff Jin and the Defendants filed a stipulation with the Court requesting the Court to stay the case until the entry of any order denying the motion to dismiss the amended complaint in a related class action pending in this Court, captioned Abouzied2 v. Applied Optoelectronics, Inc. et. al., Case No. 4:17-cv-02399 (the “Rougier Securities Class Action”). (D.I. 16). The Court issued an order staying the case on September 25, 2018. (D.I. 17).

_______________

1 All capitalized terms herein have the same meanings as set forth in the Settling Parties' Stipulation and Agreement of Settlement dated August 26, 2021 (the "Stipulation"), which is available for viewing on the website of Applied Optoelectronics at http://investors.ao-inc.com/.

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In October 2018, three stockholders filed three new securities class actions in this Court alleging facts and claims separate and distinct from the allegations in the Rougier Securities Class Action. The Court consolidated these matters into lead case number 4:18-cv-3544, captioned as In re Applied Optoelectronics, Inc. Securities Litigation (the “Taneja Securities Class Action” and together with the Rougier Securities Class Action, the “Securities Class Actions”).

On December 18, 2018, plaintiff Ng filed his own Verified Shareholder Derivative Complaint on behalf of Applied Optoelectronics in the Court against the Individual Defendants in an action captioned Ng v. Lin, et al., Case No. 4:18-cv-4751 (the “Ng Action”), asserting the same claims as in plaintiff Jin’s complaint. (Ng D.I. 1).

On January 9, 2019, plaintiffs Jin and Ng (collectively, the “Derivative Plaintiffs”) filed an unopposed motion to consolidate the two derivative actions, and on January 11, 2019, the Court issued an order consolidating the Jin and Ng actions (the “Consolidated Derivative Action”). (D.I. 18, 21).

On January 9, 2019, the parties in the Consolidated Derivative Action filed a stipulation with the Court requesting the Court to stay the Consolidated Derivative Action pending resolution of a motion to dismiss in the Rougier Securities Class Action and a motion to dismiss in the Taneja Securities Class Action. (D.I. 19). On January 15, 2019, the Court entered an order based on the parties’ stipulation, staying the Consolidated Derivative Action until (1) the entry of any order denying the motion to dismiss the amended complaint in the Rougier Securities Class Action, or a final order dismissing the Rougier Securities Class Action with prejudice, and (2) the entry of any order denying the motion to dismiss the complaint in the Taneja Securities Class Action, or a final order dismissing the Taneja Securities Class Action with prejudice. (D.I. 22).

____________________

2 The caption was subsequently amended as Rougier v. Applied Optoelectronics, Inc., et al.

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On March 27, 2019, Judge Vanessa D. Gilmore denied the motion to dismiss in the Rougier Securities Class Action, and on January 29, 2020, this Court dismissed the Taneja Securities Class Action with prejudice and entered a final judgment. (Rougier D.I. 81; Taneja D.I. 55).

On January 9, 2019, David Bono sent an inspection demand to Applied Optoelectronics pursuant to title 8, section 220 of the Delaware Code (“Section 220”), seeking to exercise his right as a stockholder to inspect specific books and records relating to allegations substantially similar to the allegations made in the Consolidated Derivative Action. The Company did not respond or allow Bono to inspect the requested books and records. On April 10, 2019, Bono filed a verified complaint in the Delaware Court of Chancery (“Court of Chancery”) seeking an order compelling inspection pursuant to Section 220. The parties to Bono’s Section 220 action executed a Confidentiality and Non-Disclosure Agreement on March 5, 2020, and the Defendants produced documents on July 4, 2020. Bono voluntarily dismissed his Section 220 action in the Court of Chancery on June 9, 2020, without prejudice.

On July 11, 2019, another Applied Optoelectronics stockholder, Gene Holloway, made a litigation demand on the Company’s Board of Directors (“Board”), directing the Board to investigate allegations substantially similar to the allegations made in the Consolidated Derivative Action. The Board responded to Holloway’s litigation demand on December 6, 2019. On February 4, 2020, Holloway sent an inspection demand to Applied Optoelectronics pursuant to Section 220, seeking to inspect specific books and records relating to the Board’s responses to Holloway’s litigation demand (Bono’s Section 220 inspection demand, Holloway’s Section 220 inspection demand, and Holloway’s litigation demand are collectively referred to as the “Demands”). On May 8, 2020, Holloway then filed a verified complaint in the Court of Chancery seeking an order compelling inspection pursuant to Section 220. The parties to Holloway’s Section 220 action executed a Confidentiality and Non-Disclosure Agreement on June 23, 2020, and the Defendants produced documents on July 4, 2020. Holloway voluntarily dismissed his 220 action in the Court of Chancery on June 25, 2020 without prejudice.

On June 24, 2020, Derivative Plaintiffs filed a notice with the Court in the Consolidated Derivative Action that the stay of proceedings terminated on January 29, 2020. (R.I. 26). On July 2, 2020, the parties to the Consolidated Derivative Action filed a stipulation with the court and, based on that stipulation, the Court entered an order on July 2, 2020 that (i) deemed the complaint filed in Ng v. Lin, et. al., Case No. 4:18-cv-4751 (S.D. Tex.) (the “Complaint”) to be the operative complaint in the Consolidated Derivative Action and (ii) entered a briefing schedule for responses to the Complaint. (D.I. 29).

The Court then entered several orders, based on stipulations by the parties, that extended the Briefing Schedule to allow the parties to pursue a potential settlement of the Consolidated Derivative Action. (D.I. 31, 33, 35, 37, 41).

On November 9, 2020, Derivative Plaintiffs and Defendants executed a Confidentiality and Non-Disclosure Agreement (“NDA”). Pursuant to the NDA, the Defendants produced approximately 1,800 pages of confidential documents on November 13, 2020.

On December 2, 2020, Defendants filed a motion to dismiss the Complaint in the Consolidated Derivative Action, and on December 7, 2020, the Derivative Plaintiffs filed a notice that they would file an amended complaint. (D.I. 38, 39).

On January 13, 2021, the Derivative Plaintiffs filed their Verified Consolidated Amended Shareholder Derivative Complaint (“Consolidated Amended Complaint”). (D.I. 42). The Consolidated Amended Complaint included allegations based on documents produced by Defendants pursuant to the NDA.

On March 1, 2021, the Defendants filed their Motion to Dismiss Plaintiffs’ Consolidated Amended Complaint. (D.I. 46). On May 3, 2021, Derivative Plaintiffs submitted a Memorandum of Law in Opposition to Defendants’ Motion to Dismiss. (D.I. 49).

On June 4, 2021, the Court granted an extension to the Briefing Schedule to allow settlement discussions to continue. (D.I. 54). The parties submitted a joint stipulation seeking a temporary stay in order to facilitate settlement, and on June 28, 2021, the Court entered an order granting the stipulation and staying all pending deadlines for thirty (30) days. (D.I. 55, 56).

B.       Settlement Negotiations

In March 2020, Derivative Plaintiffs and Defendants agreed to attend a mediation of the Consolidated Derivative Action. The mediation was set for May 21, 2020, with experienced Phillips ADR mediator Michelle Yoshida (the “Mediator”).

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On April 27, 2020, Derivative Plaintiffs sent a settlement demand letter to Defendants that, inter alia, proposed a settlement framework that included a comprehensive set of corporate governance reforms designed to remedy perceived weaknesses in the Company’s internal controls. On July 24, 2020, the Stockholders (together with the Derivative Plaintiffs, “Plaintiffs”) sent their own settlement demand letter to Defendants.

On May 21, 2020, the Derivative Plaintiffs and the Defendants participated in the full-day mediation via Zoom conference.

The mediation did not result in a settlement. The Settling Parties, including the Stockholders, with the assistance of the Mediator, engaged in settlement negotiations through numerous conference calls and other communications thereafter.

The Settling Parties were able to reach an agreement in principle on the substantive terms of the settlement, including the corporate governance reforms that Applied Optoelectronics would adopt as consideration for the settlement.

On June 26, 2021, the Settling Parties executed a memorandum of understanding that memorialized the terms of the settlement of the Consolidated Derivative Action and the Demands (“Memorandum of Understanding”), the terms of which are set forth in full in the Stipulation (the “Settlement”).

II.       PLAINTIFFS' CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe that the derivative claims in the Consolidated Derivative Action and the Demands have substantial merit, and Plaintiffs’ entry into the Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Consolidated Derivative Action or Demands. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the derivative claims against the Individual Defendants through trial and possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Consolidated Derivative Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the inherent problems of establishing standing in derivative litigation, and the possible defenses to the claims alleged in the Consolidated Derivative Action and the Demands.

Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing and analyzing Applied Optoelectronics press releases, public statements, filings with the U.S. Securities and Exchange Commission (“SEC”); (ii) reviewing and analyzing securities analysts’ reports and advisories and media reports about the Company; (iii) reviewing and analyzing the pleadings contained in the Securities Class Actions; (iv) researching the applicable federal and state law with respect to the claims alleged and the potential defenses thereto; (v) preparing and filing initial complaints in the Consolidated Derivative Action; (vi) researching, preparing and sending the Demands and related correspondence; (vii) preparing and filing initial complaints in Holloway’s and Bono’s Section 220 actions in the Court of Chancery; (viii) reviewing internal documents produced by the Defendants pursuant to confidentiality and non-disclosure agreements; (ix) preparing and filing the Consolidated Amended Complaint; (x) researching and evaluating factual and legal issues relevant to the claims; (xi) preparing and filing the opposition to Defendants’ motion to dismiss the Consolidated Amended Complaint (xii) engaging in settlement negotiations with Defendants’ counsel regarding the specific facts, and perceived strengths and weaknesses of the Consolidated Derivative Action and the Demands, and other issues in an effort to facilitate negotiations; (xiii) research into the Company’s corporate governance structure in connection with settlement efforts; (xiv) preparing comprehensive written settlement demands and modified demands over the course of the Settling Parties’ settlement negotiations; (xv) participating in the full-day mediation; (xvi) negotiating and drafting the Memorandum of Understanding; and (xvii) negotiating and drafting the comprehensive Stipulation.

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Applied Optoelectronics. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of Applied Optoelectronics and have agreed to settle the Consolidated Derivative Action and the Demands upon the terms and subject to the conditions set forth herein.

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III. DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

Defendants deny that they have committed or engaged in any wrongdoing or violation of law whatsoever. Defendants further deny each and all of the claims and contentions alleged by Plaintiffs in the Consolidated Derivative Action and the Demands. The Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Consolidated Derivative Action or the Demands.

Nonetheless, Defendants have concluded that it is desirable for the Consolidated Derivative Action and the Demands to be fully and finally settled in the matter and upon the terms and conditions set forth in the Stipulation. Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like this. Defendants have, therefore, determined that it is in the best interests of Applied Optoelectronics for the Consolidated Derivative Action and the Demands to be settled in the manner and upon the terms and conditions set forth in the Stipulation.

IV.       TERMS OF THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth in the Stipulation, which has been filed with the Court and is available for viewing on Applied Optoelectronics' website at http://investors.ao-inc.com/. The following is only a summary of its terms.

The members of Applied Optoelectronics’ Board, in exercising their business judgment, have unanimously approved this Settlement and each of its terms, including the corporate governance reforms that the Company agreed to adopt as consideration for the Settlement and the Fee and Expense Amount (defined herein), as in the best interests of Applied Optoelectronics and its stockholders.

Within sixty (60) days of entry of the Effective Date, the Board shall adopt resolutions, amend committee Charters, and/or adopt corporate governance guidelines to ensure adherence to the corporate governance reforms, which are set forth in Exhibit A to the Stipulation, and which shall remain in effect for no less than five (5) years, and which comprise the consideration for the Settlement (“Reforms”).

Applied Optoelectronics acknowledges and agrees that the filing, pendency, and settlement of the Consolidated Derivative Action and the Demands comprised the primary cause of the Company’s decision to adopt and implement the Reforms. Applied Optoelectronics acknowledges and agrees that the Reforms in their totality confer substantial benefits to Applied Optoelectronics and its stockholders.

The Reforms address the allegations underlying the Consolidated Derivative Action and the Demands.

Defendants agree and acknowledge that the Company’s decision to nominate Cynthia (Cindy) DeLaney to be elected to serve as an independent director on the Company’s Board at the 2021 Annual Meeting of the Stockholders was made as part of the Reforms, for which the filing, pendency, and settlement of the Consolidated Derivative Action, and the Demands, comprised the primary cause. The Reforms provide corporate governance improvements in the following categories:

(1)             Formalizing Risk Management Oversight and the Disclosure Committee

(2)             Improvements to Chief Compliance Officer Position

(3)             Improvements to the Audit Committee Charter

(4)             Improvements to the Nominating and Corporate Governance Committee Charter

(5)             Improvements to the Compensation Committee Charter

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(6)             Executive Reports

(7)             Employee Training in Risk Assessment and Compliance

(8)             Director Education

(9)             Insider Trading Controls

(10)         Whistleblowers

This Notice provides a summary of some, but not all, of the Reforms that the Company has agreed to adopt as consideration for the Settlement. For a list of all of the Reforms, please see Exhibit A to the Stipulation, which is available for viewing at the Court or on Applied Optoelectronics' website at http://investors.ao-inc.com/.

V.       DISMISSAL AND RELEASES

The Settlement is conditioned upon the occurrence of certain events, which include, among other things: (i) final approval of the Settlement by the Court following notice to Current Applied Optoelectronics Stockholders and the Settlement Hearing contemplated by the Stipulation; (ii) Court entry of the Judgment, approving the Settlement and dismissing with prejudice the Consolidated Derivative Action, without awarding costs to any party to the Consolidated Derivative Action, except as provided herein; (iii) payment of the Fee and Expense Amount; and (iv) the passing of the date upon which the Judgment becomes Final (the "Effective Date").

Upon the Effective Date, the Plaintiffs Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons. Plaintiffs Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims (including Unknown Claims), and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims (including Unknown Claims) against the Released Persons except to enforce the releases and other terms and conditions contained in the Settlement and/or the Judgment.

Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of Defendants’ Released Persons from Defendants’ Released Claims. The Released Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Defendants’ Released Persons with respect to any of Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against Defendants’ Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment.

VI.       PLAINTIFFS' ATTORNEYS' FEES AND EXPENSES

Following the Settling Parties’ agreement in principle on the substantive terms of the settlement, the Settling Parties separately negotiated the attorneys’ fees and expenses that would be payable by the Defendants’ insurer in recognition of the substantial benefits achieved through the Settlement.

In consideration of the substantial benefits conferred upon Applied Optoelectronics as a direct result of the Reforms and Plaintiffs’ and Plaintiffs’ Counsel’s efforts in connection with the Consolidated Derivative Action and the Demands, and subject to Court approval, Defendants’ insurer shall pay to Plaintiffs’ Counsel, collectively, their attorneys’ fees and costs in the amount of five hundred and fifty thousand dollars ($550,000.00) (the “Fee and Expense Amount”). To date, Plaintiffs' Counsel have neither received any payment for their services in conducting the Consolidated Derivative Actions and the Demands, nor have counsel been reimbursed for their out-of-pocket expenses. The Settling Parties believe that the sum agreed to is within the range of attorneys' fees and expenses approved by courts under similar circumstances in litigation of this type. Applied Optoelectronics stockholders are not personally liable for the payment of any award of attorneys' fees and expenses.

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Plaintiffs' Counsel may apply to the Court for service awards of up to one thousand five hundred dollars ($1,500.00) for each of the four Plaintiffs, only to be paid upon Court approval, and to be paid from the Fee and Expense Amount in recognition of Plaintiffs' participation and effort in the prosecution of the Consolidated Derivative Actions and the Demands. Neither Applied Optoelectronics nor any of the Individual Defendants shall be liable for any portion of any service awards.

VII. THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable Sim Lake, at the U.S. District Court for the Southern District of Texas, Houston Division, Bob Casey United States Courthouse, 515 Rusk Avenue, Houston, Texas 77002 (the "Settlement Hearing"), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice fully satisfied the requirements of Rule 23.1 of the Federal Rule of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount and service awards should be approved; and (v) such other matters as the Court may deem appropriate. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice. The Court also has reserved the right to hold the Settlement Hearing telephonically or by videoconference without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar and/or Applied Optoelectronics' website at http://investors.ao-inc.com/ for any change in date, time or format of the Settlement Hearing. Any Current Applied Optoelectronics Stockholder may, but is not required to, appear at the Settlement Hearing.

VIII. THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING

Any Current Applied Optoelectronics Stockholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or why the amount of attorneys' fees and reimbursement of expenses and service awards should not be approved. However, unless otherwise ordered by the Court, you shall only be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the amount of attorneys' fees and reimbursement of expenses to Plaintiffs' Counsel, unless you have, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Court a written notice of objection containing the following information:

1.	Your name, legal address, and telephone number;

2.	The case name and number (In re Applied Optoelectronics, Inc. Derivative Litigation, Lead C.A. No. 4:18-cv-02713);

3.	Proof of being an Applied Optoelectronics stockholder currently and as of August 26, 2021;

4.	The date(s) you acquired your Applied Optoelectronics shares;

5.	A statement of each of each objection being made;

6.	Notice of whether you intend to appear at the Settlement Hearing (you are not required to appear); and

7.	Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

If you wish to object to the proposed Settlement, you must file the written objection described above with the Court on or before _______, 2021. All written objections and supporting papers must be filed with the Clerk of the Court, U.S. District Court for the Southern District of Texas, Houston Division, Bob Casey United States Courthouse, 515 Rusk Avenue, Houston, Texas 77002 and serve such materials by that date, to each of the following Settling Parties' counsel:

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Counsel for Plaintiffs:	Counsel for Defendants:

Phillip Kim THE ROSENLAW FIRM, P.A. 275 Madison Avenue, 40th Floor New York, NY 10016	Jeffrey S. Johnston Robert Ritchie VINSON & ELKINS, LLP 1001 Finnin, Suite 2500
Telephone: (212) 686-1060	Houston, Texas 77002
Facsimile: (212) 202-3827	Telephone: (713) 758-2198
Email: pkim@rosenlegal.com	Facsimile: (713) 615-5920
Email: jjohnston@velaw.com

Timothy Brown

THE BROWN LAW FIRM, P.C.

767 Third Avenue, Suite 2501

New York, New York 10017

Telephone: (516) 922-5427

Facsimile: (516) 344-6204

Email: tbrown@thebrownlawfirm.net

 YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK OF THE COURT NO LATER THAN______, 2021. Only stockholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

Unless otherwise ordered by the Court, any Current Applied Optoelectronics Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be barred and foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, or to otherwise be heard, and shall otherwise be bound by the Judgment to be entered and the releases to be given.

IX.       EXAMINATION OF PAPERS AND INQUIRIES

There is additional information concerning the Settlement available in the Stipulation, which is available for viewing on Applied Optoelectronics' website at http://investors.ao-inc.com/. You may also inspect the Stipulation during business hours at the office of the Clerk of the Court, U.S. District Court for the Southern District of Texas, Houston Division, Bob Casey United States Courthouse, 515 Rusk Avenue, Houston, Texas 77002. Or you can call Plaintiffs' Counsel: Timothy Brown, The Brown Law Firm P.C., 767 Third Avenue, Suite 2501, New York, New York 10017, telephone: (516) 922-5427, for additional information concerning the settlement.

PLEASE DO NOT CONTACT THE COURT OR APPLIED
OPTOELECTRONICS REGARDING THIS NOTICE.

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DATED:

____________________________

HONORABLE SIM LAKE

UNITED STATES DISTRICT JUDGE

C-10

IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

In re Applied Optoelectronics, Inc. Derivative Litigation	Lead C.A. No. 4:18-cv-02713

This Document Relates to: ALL ACTIONS	Judge Sim Lake EXHIBIT D

[PROPOSED] ORDER AND FINAL JUDGMENT

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This matter came before the Court for hearing on ________, 2021, to consider approval of the proposed settlement ("Settlement") set forth in the Stipulation and Agreement of Settlement dated August 26, 2021 (the "Stipulation"), and the exhibits thereto. The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement. Good cause appearing therefore, the Court enters this Judgment.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1.               This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2.               This Court has jurisdiction over the subject matter of the Consolidated Derivative Action and the Demands, including all matters necessary to effectuate the Settlement, and over all Settling Parties to the Consolidated Derivative Action and the Demands.

3.               The Court finds that the form and manner of the notice of the Settlement provided to Applied Optoelectronics, Inc. ("Applied Optoelectronics") stockholders constituted the best notice practicable under the circumstances. The form and manner of providing the notice of the Settlement fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process.

4.               The Court hereby approves the Settlement set forth in the Stipulation and finds that the Settlement is, in all respects, fair, reasonable, and adequate to each of the Settling Parties, and further finds that the Settlement is in the best interests of Applied Optoelectronics and its stockholders.

5.               The Consolidated Derivative Action and all claims contained therein, as well as all of the Released Claims against Released Persons, are dismissed with prejudice. The Settling Parties are to bear their own costs, except as otherwise provided below.

6.               Upon the Effective Date, the Plaintiffs Releasing Parties shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons. Plaintiffs Releasing Parties shall be deemed to have, and by operation of this Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims (including Unknown Claims), and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims (including Unknown Claims) against the Released Persons except to enforce the releases and other terms and conditions contained in the Settlement and/or this Judgment.

7.               Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of Defendants’ Released Persons from Defendants’ Released Claims. The Released Persons shall be deemed to have, and by operation of this Judgment shall have, covenanted not to sue Defendants’ Released Persons with respect to any of Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against Defendants’ Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or this Judgment.

8.               During the course of the litigation, all parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure, and all other similar laws or statutes.

9.             The Court hereby approves the sum of $550,000.00 for the payment of Plaintiffs' Counsel's attorneys' fees and expenses in the Consolidated Derivative Action and the Demands ("Fee and Expense Amount"), and finds that the Fee and Expense Amount is fair and reasonable. No other fees, costs, or expenses may be awarded to Plaintiffs' Counsel in connection with the Settlement. The Fee and Expense Amount shall be distributed in accordance with the terms of the Stipulation.

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10.          The Court hereby approves the service awards of $1,500.00 for each of the Plaintiffs to be paid from Plaintiffs' Counsel's Fee and Expense Amount in recognition of Plaintiffs' participation and effort in the prosecution of the Consolidated Derivative Action and the Demands.

11.          Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered, or used in any way by the Settling Parties or any other Person as a presumption, a concession, or an admission of, or evidence of, any fault, wrongdoing, or liability of the Settling Parties or Released Persons, or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein.

12.          The Released Persons may file the Stipulation and/or this Judgment, and file or reference acts performed or documents executed pursuant to or in furtherance of the Stipulation and/or this Judgment: (i) in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim; (ii) in furtherance of the Settlement contemplated in the Stipulation; and (iii) in any action to enforce the Settlement.

13.          Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation. If for any reason the Effective Date does not occur, or if the Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms, then: (a) all Settling Parties and Released Persons shall be restored to their respective positions in the Consolidated Derivative Action and the Demands as of August 26, 2021; (b) all releases delivered in connection with the Stipulation shall be null and void, except as otherwise provided for in the Stipulation; (c) the Fee and Expense Amount paid to Plaintiffs' Counsel shall be refunded and returned within twenty (20) business days; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Consolidated Derivative Action, the Demands, or in any other action or proceeding. In such event, the terms and provisions of the Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Consolidated Derivative Action, the Demands, or in any other proceeding for any purpose.

14.          Pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, this Court hereby finally approves the Stipulation and Settlement in all respects, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

15.          This Judgment is a final judgment, and the Court finds that no just reason exists for delay in entering the Judgment in accordance with the Stipulation. Accordingly, the Clerk is hereby directed to enter this Judgment forthwith in accordance with Rule 58 of the Federal Rules of Civil Procedure.

IT IS SO ORDERED.

DATED:

_______________________________

HONORABLE SIM LAKE

UNITED STATES DISTRICT JUDGE

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